UNCONDITIONAL GUARANTY

For and in consideration of the loan by Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Bank”), to Optex Systems, Inc., a Delaware corporation (“Borrower”), which loan is made pursuant to a Loan and Security Agreement between Borrower and Bank dated of even date (the “Agreement”), and acknowledging that Bank would not enter into the Agreement without the benefit of this Guaranty, the undersigned guarantor (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms, including without limitation all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to the Agreements, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding affecting Borrower, and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained for valid consideration by assignment or otherwise (collectively, the “Obligations” or the “obligations”).  All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1.           Guaranty.  If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, fees, and reasonable attorneys’ costs and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements.

2.           Enforceability.  If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions.  Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law.  Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3.           Powers of Bank.  Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

4.           Waivers.  Guarantor waives any right to require Bank to (a) proceed against Borrower , any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder.  To the maximum extent permitted by law, Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower.  Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank.  Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower.  Until all of the amounts that Borrower owes to Bank have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower.  Guarantor waives all rights to participate in any security now or hereafter held by Bank.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.  Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Bank shall not have any duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances.  Until the Obligations have been satisfied in full, Guarantor waives the benefits of California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, and 3433.

5.           Waivers Regarding Subrogation and Election of Remedies.  Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure.  That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty.  Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure.  Without limiting the generality of the foregoing, Guarantor waives any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.  The undersigned understands that, absent this waiver, Bank's election of remedies, including but not limited to its decision to proceed to non-judicial foreclosure on any real property securing the Obligations, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which the undersigned has against Borrower.  The undersigned further understands that, absent this waiver, California law, including without limitation,  California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.  The undersigned waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that:  (i) may limit the time period for Bank to commence a lawsuit against Borrower or the undersigned to collect any Obligations owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank's right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank's right to collect a deficiency judgment after a sale of any real property securing the Obligations; (iv) may require Bank to take only one action to collect the Obligations or that may otherwise limit the remedies available to Bank to collect the Obligations.  Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property.  This means, among other things:  (1) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.  (2) If Bank forecloses on any real property collateral pledged by Borrower:  (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.  (B) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.  Guarantor waives all rights and defenses arising out of an election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

6.           Borrower’s Insolvency.  If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

7.           Reinstatement.  Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Bank in respect of the Obligations is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, or diversion of trust funds under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

8.           Subordination.  Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

9.           Representations and Warranties.  Guarantor represents and warrants to Bank that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty and has obtained all consents (including any shareholder consents) required for the execution of this Guaranty and Borrower’s execution of the Loan Documents; (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s certificate/articles of incorporation or bylaws or other organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

10.         Affirmative Covenants.  Guarantor covenants and agrees that Guarantor shall do all of the following:

10.1.           Guarantor shall maintain its corporate existence, remain in good standing in the jurisdiction of its incorporation, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor.  Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

10.2.           Guarantor shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law.  Guarantor shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

10.3.           Guarantor shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Guarantor shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

10.4.           Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could materially adversely affect the financial condition, operations or business of Guarantor.

10.5.           At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

10.6.           All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents.

11.         Miscellaneous.  Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.  No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank’s prior written consent.  Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective.  This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein.  No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.  There are no conditions to the full effectiveness of this Guaranty.  Bank may assign this Guaranty without in any way affecting Guarantor’s liability under it.  This Guaranty shall inure to the benefit of Bank and its successors and assigns.  This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Bank.

12.         Applicable Law; Waiver of Jury Trial.  This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles.  GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  Guarantor submits to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California for purposes of this Guaranty and the Agreement.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable or, if no referee is mutually acceptable, then as appointed by the Presiding Judge of the California Superior Court for Santa Clara County.  This provision shall not restrict any person from exercising nonjudicial remedies under applicable law.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of March 4, 2010.

OPTEX SYSTEMS HOLDINGS, INC., a Delaware corporation

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